Exhibit 12


The William Carter Company
Schedule of Ratio of Earnings to Fixed Charges
(dollars in thousands)


                                         December 31, 1995     October 30, 1996                         Fiscal Year
                                              through               through       -------------------------------------------------
                                         October 29, 1996      December 28, 1996      1997       1998         1999           2000
                                         ----------------      -----------------  ----------   --------     --------       --------
Earnings:
    Income (loss) before income
      taxes and extraordinary item         $  1,507              $    485          $  5,520    $  8,897      ($2,893)      $ 24,530
    Add:  Fixed charges, below               10,709                 3,347            22,894      24,105       23,784         22,705
                                           --------              --------          --------    --------     --------       --------
(A) Earnings, as defined                   $ 12,216              $  3,832          $ 28,414    $ 33,002     $ 20,891       $ 47,235



Fixed Charges:
    Interest expense (gross), including
      amortization of deferred debt
      issuance costs                       $  7,075              $  2,631          $ 17,571    $ 18,525     $ 17,748       $ 16,294
    Portion of rental expense
      representing interest                   3,634                   716             5,323       5,580        6,036          6,411
                                           --------              --------          --------    --------     --------       --------
(B) Fixed charges, as defined              $ 10,709              $  3,347          $ 22,894    $ 24,105     $ 23,784       $ 22,705

Ratio of Earnings to Fixed
  Charges (A)/(B)                               1.1                   1.1               1.2         1.4           --(1)         2.1


                                                    Six Months Ended        Twelve Months
                                               ---------------------------      Ended
                                               July 1, 2000  June 30, 2001  June 30, 2001
                                               ------------  -------------  -------------
Earnings:
    Income (loss) before income
      taxes and extraordinary item               $  1,505        ($909)      $ 22,116
    Add:  Fixed charges, below                     11,111       11,140         22,734
                                                 --------     --------       --------
(A) Earnings, as defined                         $ 12,616     $ 10,231       $ 44,850



Fixed Charges:
    Interest expense (gross), including
      amortization of deferred debt
      issuance costs                             $  7,919     $  7,907       $ 16,282
    Portion of rental expense
      representing interest                         3,192        3,233          6,452
                                                 --------     --------       --------
(B) Fixed charges, as defined                    $ 11,111     $ 11,140       $ 22,734

Ratio of Earnings to Fixed Charges (A)/(B)            1.1          --(1)          2.0


                                                             Pro Forma           Pro Forma         Pro Forma
                                                            Twelve Months      Twelve Months       Six Months
                                                               Ended               Ended             Ended
                                                          December 30, 2000    June 30, 2001     June 30, 2001
                                                          -----------------    -------------     -------------
Pro Forma Earnings:
    Pro forma income (loss) before income
      taxes and extraordinary item                           $  9,063             $ 6,539           ($ 8,861)
    Add:  Pro Forma Fixed charges, below                       36,923              37,062             18,482
                                                             --------            --------           --------
(A) Pro Forma Earnings, as defined                           $ 45,986              43,601            $ 9,621




Pro Forma Fixed Charges:
    Pro forma interest expense (gross),
      including amortization of deferred
      debt issuance costs                                    $ 30,512            $ 30,610            $15,249
    Portion of rental expense representing interest             6,411               6,452              3,233
                                                             --------            --------            -------
(B) Total Pro Forma Fixed charges, as defined                $ 36,923            $ 37,062            $18,482

Ratio of Pro Forma Earnings to Fixed Charges (A)/(B)              1.2                 1.2                -(1)

(1) Earnings were insufficient to cover fixed charges by $2,893 in fiscal 1999, $909 for the six month period ended June 30, 2001 and $(8,861) for the pro forma six months ended June 30, 2001